                                                                    EXHIBIT 10.6




                                LEAR CORPORATION


                    $600,000,000 7.96% SENIOR NOTES DUE 2005
                    $800,000,000 8.11% SENIOR NOTES DUE 2009

                               PURCHASE AGREEMENT




                                                              May 13, 1999


Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
Chase Securities Inc.
Credit Suisse First Boston Corporation
Deutsche Bank Securities Inc.
NationsBanc Montgomery Securities LLC
Scotia Capital Markets (USA) Inc.
TD Securities (USA) Inc.

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Dear Sirs and Mesdames:

         Lear Corporation, a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several purchasers named in Schedule I hereto (the "INITIAL PURCHASERS") $600,000,000 aggregate principal amount of its 7.96% Senior Notes due 2005 (the "2005 NOTES") and $800,000,000 aggregate principal amount of its 8.11% Senior Notes due 2009 (the "2009 NOTES", and together with the 2005 Notes, the "NOTES") to be guaranteed on a joint and several basis by Lear Operations Corporation and Lear Corporation Automotive Holdings, each a direct or indirect wholly owned subsidiary of the Company (each a "GUARANTOR" and together, the "GUARANTORS"). The Notes and the guarantees of the Guarantors (the "GUARANTEES" and, together with the Notes, the "SECURITIES")) are to be issued pursuant to the provisions of an Indenture dated as of May 15, 1999 (the "INDENTURE") among the Company, the Guarantors and The Bank of New York, as trustee (the "TRUSTEE").

         The Securities will be offered without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the Securities Act ("REGULATION S").



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         The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement dated as of May 18, 1999 among the Company, the Guarantors and the Initial Purchasers (the "REGISTRATION RIGHTS AGREEMENT"). Pursuant to the Registration Rights Agreement, each of the Company and the Guarantors has agreed to file with the Securities and Exchange Commission (the "COMMISSION") (i) a registration statement (the "EXCHANGE OFFER REGISTRATION STATEMENT") under the Securities Act registering the offering of notes and related guarantees (the "EXCHANGE SECURITIES") with substantially identical terms in all material respects to the Securities (except that the Exchange Securities will not contain terms with respect to transfer restrictions) to be offered in exchange for the Securities and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS").

         In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum (the "PRELIMINARY MEMORANDUM") and will prepare a final offering memorandum (the "FINAL MEMORANDUM" and, with the Preliminary Memorandum, each a "MEMORANDUM") including or incorporating by reference a description of the terms of the Securities, the terms of the offering, and a description of the Company. As used herein, the term "MEMORANDUM" shall include in each case the documents incorporated by reference therein prior to or on the Closing Date. The terms "SUPPLEMENT", "AMENDMENT" and "AMEND" as used herein with respect to a Memorandum shall include all documents deemed to be incorporated by reference in the Preliminary Memorandum or Final Memorandum that are filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") subsequent to the date of such Memorandum and prior to the Closing Date.

         1. Representations and Warranties. Each of the Company and the Guarantors represents and warrants to and agrees with each of the Initial Purchasers that:

                  (a) (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in either Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (ii) the Preliminary Memorandum as of its date did not contain and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in either Memorandum based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

                  (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good



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         standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (c) Each subsidiary of the Company, including, without limitation, each of the Guarantors, has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be duly incorporated, validly existing or so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; except as otherwise disclosed in each Memorandum, all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (other than liens that will be permitted under the terms of the Indenture).

                  (d) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

                  (e) The Registration Rights Agreement has been duly authorized and when the Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Registration Rights Agreement will have been duly executed and delivered by the Company and each of the Guarantors and, assuming the due authorization, execution and delivery by the Initial Purchasers, will constitute a valid and legally binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or similar laws and court decisions relating to or affecting creditors' rights generally and general principles of equity and except as rights to indemnification and contribution under such Agreement may be limited under applicable law or public policy considerations. The Registration Rights Agreement will conform in all material respects to the description thereof contained in the Final Memorandum. There are no contracts, agreements or understandings between the Company or the Guarantors and any person granting such person the right to require the Company or the Guarantors to include any securities of the Company or the Guarantors with the Securities registered pursuant to any Registration Statement.

                  (f) The Indenture has been duly authorized by the Company and each of the Guarantors, and when the Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered by the Company and each of the Guarantors and, assuming the due authorization, execution and delivery by the Trustee, will constitute a valid and legally binding

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         agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or similar laws and court decisions relating to or affecting creditors' rights generally and general principles of equity. The Indenture will conform in all material respects to the description thereof contained in the Final Memorandum.

                  (g) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or similar laws and court decisions relating to or affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture. The Notes will conform in all material respects to the description thereof contained in the Final Memorandum.

                  (h) The Guarantees have been duly authorized and, when the Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Guarantees will be valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or similar laws and court decisions relating to or affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture. The Guarantees will conform in all material respects to the description thereof contained in the Final Memorandum.

                  (i) The execution and delivery by each of the Company and the Guarantors of, and the performance by each of the Company and the Guarantors of its obligations under, this Agreement, the Registration Rights Agreement, the Indenture, the Notes (in the case of the Company) and the Guarantees (in the case of the Guarantors) will not contravene any provision of applicable law or the certificate of incorporation or by-laws of such company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary. Except for such consents, approvals, authorizations, registrations or qualifications (i) which shall have been obtained or made prior to the Closing Date, (ii) as may be required to be obtained under applicable state securities laws or the laws of any foreign jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers, (iii) which are described in the Final Memorandum, (iv) as may be required by the National Association of Securities Dealers, Inc. and (v) in the case of the Registration Rights Agreement and the transactions contemplated thereby, that are required under the Securities Act and the Trust Indenture Act, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and



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         performance of each of this Agreement, the Indenture or the Securities by the Company or the Guarantors and the consummation of the transactions contemplated hereby and thereby.

                  (j) Neither the Company nor any of its subsidiaries is in violation or breach of, or in default with respect to, any provision of any contract, agreement, instrument, lease, or license to which the Company or any of its subsidiaries is a party, where any such violation or breach would reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole. Each of the Company and its subsidiaries enjoys peaceful and undisturbed possession under all leases and licenses of real property under which it is operating except where such failure would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

                  (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (l) The historical financial statements (including the related notes and supporting schedules) incorporated by reference in each Memorandum present fairly in all material respects the financial position and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with applicable generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise indicated therein. The assumptions used in preparing the pro forma financial statements included in each Memorandum provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

                  (m) Arthur Andersen LLP, who have certified certain financial statements of the Company, PricewaterhouseCoopers LLP, who have certified certain financial statements of UT Automotive, Inc. (now renamed Lear Corporation Automotive Holdings), and, Deloitte & Touche LLP, who have certified certain financial statements of the seating business of the Delphi Interior Systems Division of Delphi Automotive Systems Corporation, a subsidiary of General Motors Corporation, and whose reports are incorporated by reference in each Memorandum, are independent public accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

                  (n) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately



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          described in all material respects in each Memorandum and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company or the Guarantors to perform in all material respects their respective obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Securities or to consummate the transactions contemplated by the Final Memorandum.

                  (o) There is no labor strike or work stoppage or lockout actually pending, imminent or threatened against the Company or any of its subsidiaries which would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (p) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all foreign, federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in each Memorandum, except to the extent that the failure to obtain or file would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (q) Each of the Company and its subsidiaries holds good and marketable title to, or valid and enforceable leasehold interests in, all items of real and personal property which are material to the business of the Company and its subsidiaries taken as a whole, free and clear of any lien, claim, encumbrance, preemptive rights or any other claim of any other third party (other than liens and other encumbrances that would be permitted under the terms of the Indenture), with such exceptions as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole. The Company and its subsidiaries are in material compliance with all applicable laws, rules and regulations, except where such failure to comply would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

                  (r) Neither the Company nor either of the Guarantors is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each Memorandum, will be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

                  (s)      The Company and its subsidiaries:

                           (i) are in compliance with any and all applicable
                  foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS");


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                           (ii) have received all permits, licenses or other
                  approvals required of them under applicable Environmental Laws to conduct their respective businesses; and

                           (iii) are in compliance with all terms and conditions
                  of any such permit, license or approval,

         except, in the case of clauses (i), (ii) and (iii), where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (t) The Company has reviewed its operations and that of its subsidiaries to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by the Year 2000 Problem (that is, any significant risk that computer hardware or software applications used by the Company and its subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000); as a result of such review:

                           (i) the Company has no reason to believe, and does
                  not believe, that (A) there are any issues related to the Company's preparedness to address the Year 2000 Problem that are of a character required to be described or referred to in each Memorandum which have not been accurately described in each Memorandum and (B) the Year 2000 Problem will have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or result in any material loss or interference with the business or operations of the Company and its subsidiaries, taken as a whole; and

                           (ii) the Company reasonably believes, after due
                  inquiry, that the material suppliers, vendors, customers or other material third parties used or served by the Company and such subsidiaries are addressing or will address the Year 2000 Problem in a timely manner, except to the extent that a failure to address the Year 2000 Problem by any supplier, vendor, customer or material third party would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (u) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "AFFILIATE") of the Company has directly, or through any agent (other than the Initial Purchasers as to whom no representation is given):


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                            (i) sold, offered for sale, solicited offers to buy
                  or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require registration under the Securities Act of any of the Securities; or

                           (ii) engaged in any form of general solicitation or
                  general advertising in connection with the offering of the Securities (as those terms are used in Regulation D under the Securities Act), or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (v) None of the Company, its Affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities and the Company and its Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S, except no representation, warranty or agreement is made by the Company or the Guarantors in this paragraph with respect to the Initial Purchasers.

                  (w) Assuming the accuracy of and compliance with the representations, covenants and agreements of the Initial Purchasers contained in this Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT").

                  (x) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

         2. Agreements to Sell and Purchase. Upon the basis of the representations and warranties herein contained, and subject to the conditions hereinafter stated, the Company hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company the respective principal amount of Notes set forth in
Schedule I hereto opposite its name at a purchase price of (i) 99.00% of the principal amount thereof, in the case of the 2005 Notes (the "2005 NOTES PURCHASE PRICE") and (ii) 98.75% of the principal amount thereof, in the case of the 2009 Notes (the "2009 NOTES PURCHASE PRICE"), plus accrued interest, if any, to the Closing Date.

         The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Initial Purchasers, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Notes (other than the sale of the Notes under this Agreement).



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         3. Terms of the Offering. You have advised the Company that the Initial
Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder on the terms to be set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

         4. Payment and Delivery. Payment for the Notes shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Notes for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on May 18, 1999, or at such other time on the same or such other date, not later than May 25, 1999, as shall be agreed upon by you and Company. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

         Certificates for the Notes shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Notes shall be delivered to you on the Closing Date for the respective accounts of the several Initial Purchasers, against payment of the 2005 Notes Purchase Price or 2009 Notes Purchase Price, as applicable, therefor, plus accrued interest, if any, to the date of payment and delivery.

         5. Conditions to the Initial Purchasers' Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Notes on the Closing Date are subject to the following conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                           (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                           (ii) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

                  (b) The Initial Purchasers shall have received on the Closing Date certificates, dated the Closing Date and signed by an executive officer of the Company and each of the Guarantors, to the effect set forth in Section 5(a)(i) above and to the effect that, to their knowledge, the representations and warranties of the Company and the Guarantors contained in this Agreement are true and correct as of the Closing Date and that the Company and each of the Guarantors have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  (c) The Initial Purchasers shall have received on the Closing Date an opinion of Winston & Strawn, outside counsel to the Company and the Guarantors, dated the Closing Date, substantially in the form of Exhibit A attached hereto. Winston & Strawn may state that, insofar as their opinions involve factual matters, they have relied to the extent they deem proper upon certificates of the Company and any of its subsidiaries and certificates of public officials.

                  (d) The Initial Purchasers shall have received on the Closing Date an opinion of Joseph F. McCarthy, General Counsel to the Company, dated the Closing Date, substantially in the form of Exhibit B attached hereto. Such counsel may state that, insofar as their opinions involve factual matters, they have relied to the extent they deem proper upon certificates of the Company and any of its subsidiaries and certificates of public officials.

                  (e) Simpson Thacher & Bartlett, counsel to the Initial Purchasers, shall have furnished to the Initial Purchasers such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company and the Guarantors, the validity of the Indenture, the Registration Rights Agreement and the Securities, and the Final Memorandum and other related matters as the Initial Purchasers may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. Simpson Thacher & Bartlett may state that, insofar as their opinions involve factual matters, they have relied to the extent they deem proper upon certificates of the Company and any of its subsidiaries and certificates of public officials.

                  (f) The Initial Purchasers shall have received on the date hereof letters, dated the date hereof, in form and substance satisfactory to the Initial Purchasers, from Arthur Andersen LLP, independent public accountants, PricewaterhouseCoopers LLP, independent accountants, and Deloitte & Touche LLP, independent auditors, containing statements and information of the type ordinarily included in an accountants' "comfort letter" to Initial Purchasers with respect to the financial statements and certain financial information contained in or incorporated by reference into each Memorandum.

                  (g) The Initial Purchasers shall have received on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, from Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in an accountants' "bring-down comfort letter" to Initial Purchasers with respect to the financial statements and certain financial information contained in or incorporated by reference into Final Memorandum.

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         6. Covenants of the Company and the Guarantors. In further consideration of the agreements of the Initial Purchasers herein contained, the Company and the Guarantors covenant with each Initial Purchaser as follows:

                  (a) To furnish to you in New York City, without charge, prior to 12:00 p.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

                  (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

                  (c) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

                  (d) To cooperate with you and your counsel to qualify the Securities under the state securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to continue such qualification in effect until the completion of the resale of the Securities by the Initial Purchasers; provided, however, that neither the Company nor any Guarantor shall be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or to taxation in any jurisdiction where it is not now so subject.

                  (e) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including:

                           (i) the fees, disbursements and expenses of the
                  counsel and accountants of the Company and the Guarantors in connection with the issuance and sale of the Securities and all other printing and distribution expenses in connection with each Memorandum and all amendments and supplements thereto;

                           (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon;

                           (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum;

                           (iv) any fees charged by rating agencies for the rating of the Securities;

                           (v) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in PORTAL or any appropriate market system;

                           (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary;

                           (vii) the cost of the preparation, issuance and delivery of the Securities;

                           (viii) the costs and expenses of the Company relating
                  to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities (other than customary expenses paid for by the Initial Purchasers);

                           (ix) all costs and expenses of the exchange offer and any Registration Statement, as contemplated by the Registration Rights Agreement; and

                           (x) all other cost and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

         It is understood, however, that except as provided in this Section,
         Section 8, and the last paragraph of Section 10, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

                  (f) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

                  (g) Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (h) While any of the Securities remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company and the Guarantors are then subject to Section 13 or 15(d) of the Exchange Act.

                  (i) Use its best efforts to assist the Initial Purchasers in arranging for the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

                  (j) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation
         S) with respect to the Securities, and the Company and its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions requirement of Regulation S.

                  (k) During the period of two years after the Closing Date, the Company will not, and will not permit any of its Affiliates to resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

                  (l) The Company will use the proceeds received from the sale of the Securities in the manner specified in the Final Memorandum under the caption "Use of Proceeds."

                  (m) To obtain the approval of The Depository Trust Company ("DTC") for "book-entry" transfer of the Notes, and to comply with all of the agreements set forth in the representations letters of the Company to DTC relating to the approval by DTC of the Notes for "book-entry" transfer.

                  7. Offering of Securities; Restrictions on Transfer. (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Initial Purchaser, severally and not jointly, agrees with the Company that:

                  (i) it is purchasing the Securities pursuant to a private sale exemption from registration under the Securities Act;

                  (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

                  (iii) it has solicited and will solicit offers for such Securities only from, and has offered or sold and will offer such Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs and (B) in the case of offers outside the United States, to persons other than "U.S. persons" ("FOREIGN PURCHASERS," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in "offshore transactions" (as such terms are defined in Regulation S) in compliance with Regulation S under the Securities Act.

         (b) Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

                  (i) such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Company or the Guarantors that would permit a public offering of the Securities, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

                  (ii) such Initial Purchaser has complied and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

                  (iii) the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

                  (iv) such Initial Purchaser has offered the Securities and will offer and sell the Securities (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; and

                  (vii) such Initial Purchaser agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this Section 7(b) have the meanings given to them by Regulation S.

         8. Indemnity and Contribution. (a) Each of the Company and the Guarantors jointly and severally agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

         (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, their directors, their officers and each person, if any, who controls the Company or the Guarantors within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantors to such Initial Purchaser, but only with reference to information relating to the Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use in either Memorandum or any amendments or supplements thereto.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 8(a) or 8(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, the indemnifying party shall be entitled to participate in such proceeding and, to the extent that it so elects, jointly with any other similarly notified indemnifying party, to assume the defense thereof, subject to the right of the indemnified party to be separately represented and to direct its own defense if the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party has been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party has been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified parties in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 8(a) above, and by the Company, in the case of parties indemnified pursuant to Section 8(b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers' respective obligations to contribute pursuant to this Section 8 are several in Proportion to the respective principal amounts of Notes they have purchased hereunder, and not joint.

         (e) The Company and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes resold by it in the initial placement of such Notes were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or the Company or the Guarantors, their officers or directors or any person controlling the Company or the Guarantors and (iii) acceptance of and payment for any of the Securities.

         9. Termination. This Agreement shall be subject to termination by Morgan Stanley & Co. Incorporated by notice given by you to the Company, if:

         (a) after the execution and delivery of this Agreement and prior to the Closing Date:

                  (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade;

                  (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market;

                  (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities; or


                  (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your reasonable judgment, is material and adverse; and

         (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your reasonable judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

         10. Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase the Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Notes to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Notes without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company and the Guarantors. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected.

         If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company or the Guarantors to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Guarantors shall be unable to perform their obligations under this Agreement, the Company and the Guarantors will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

         11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         12. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                            Very truly yours,

                            LEAR CORPORATION

                            By:/s/ Joseph F. McCarthy
                               --------------------------------------
                               Name:  Joseph F. McCarthy
                               Title: Vice President, General Counsel
                                      and Secretary

                            LEAR OPERATIONS CORPORATION

                            By:/s/ Joseph F. McCarthy
                               --------------------------------------
                               Name:  Joseph F. McCarthy
                               Title: Vice President, Secretary and
                                      General Counsel

                            LEAR CORPORATION AUTOMOTIVE
                            HOLDINGS

                            By:/s/ Joseph F. McCarthy
                               --------------------------------------
                               Name:  Joseph F. McCarthy
                               Title: Vice President & Secretary

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
SALOMON SMITH BARNEY INC.
CHASE SECURITIES INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
DEUTSCHE BANK SECURITIES INC.
NATIONSBANC MONTGOMERY SECURITIES LLC
SCOTIA CAPITAL MARKETS (USA) INC.
TD SECURITIES (USA) INC.

Acting severally on behalf of themselves and the several Initial Purchasers named in
       Schedule I hereto.

By: MORGAN STANLEY & CO.
      INCORPORATED

By:/s/ Harold J. Hendershot III
    -------------------------------
   Name:  Harold J. Hendershot III
   Title: Vice President

                                                                    SCHEDULE I








                                                               PRINCIPAL AMOUNT                PRINCIPAL AMOUNT
                                                                OF 7.96% SENIOR                OF 8.11% SENIOR
                                                                NOTES DUE 2005                  NOTES DUE 2009
INITIAL PURCHASER                                        ------------------------------ -------------------------------
-----------------

Morgan Stanley & Co. Incorporated......................         $300,000,000                   $400,000,000
Salomon Smith Barney Inc...............................         $ 90,000,000                   $120,000,000
Chase Securities Inc...................................         $ 45,000,000                   $ 60,000,000
Credit Suisse First Boston Corporation.................         $ 45,000,000                   $ 60,000,000
Deutsche Bank Securities Inc...........................         $ 45,000,000                   $ 60,000,000
NationsBanc Montgomery Securities LLC..................         $ 45,000,000                   $ 60,000,000
Scotia Capital Markets (USA) Inc.......................         $ 15,000,000                   $ 20,000,000
TD Securities (USA) Inc................................         $ 15,000,000                   $ 20,000,000
                                                                ------------                   ------------

         Total.........................................         $600,000,000                   $800,000,000
                                                                ============                   ============




                                       I-1